nci BUILDING SYSTEMS, INC.

CAGR: 19.8%
CAGR: (16.0%)
21.1%

75
92
113
151
159
184 180
130
157
172
26.1%
25.1%
24.8%
24.1%
24.0%
25.6% 25.7%
23.3%
24.0%
25.0%
0
050
100
150
200
250
$300
03 04 05 06 07 08 09 10 11 LTM
3/31
0%
5%
10%
15%
20%
25%
30%
Sales Contribution margin
Metl-Span's philosophy to be a high-
quality customer focused producer
has achieved excellent financial
results
Sales and EBITDA have grown at
9.8% and 10.0% CAGRs
respectively from FY 2003 to FY
2011
Remained profitable throughout the
economic downturn
Tight focus on project selection and
plant management has delivered
consistent contribution margins of
23–26% over the past 9 years,
including during the economic
downturn
EBITDA margins hurt in FY 2010 on
the back of lower volumes
7
9
12
17
18
23 23
9
15
17
9.5%
10.0%
10.9%
11.3% 11.3%
12.7%
12.5%
6.7%
9.8%
9.7%
0%
2%
4%
6%
8%
10%
12%
14%
0
5
10
15
20
25
30
$35
03 04 05 06 07 08 09 10 11 LTM
3/31
EBITDA EBITDA margin
Note: 2003 – 2009 unaudited. 2010 – 2011 audited. Non-GAAP EBITDA reconciliation provided in the Appendix.
Source: Metl-Span management accounts.
($ in millions)
($ in millions)
Demonstrated strong performance record
Exhibit 99.1
FYE June 30
Sales and contribution margin
EBITDA and EBITDA margin
Notes

Metl-Span historical financial overview
Note: 2007 – 2009 and LTM 3/31/2012 unaudited. 2010 – 2011 audited.
Source: Metl-Span management accounts.
(1) Increase from 2008 relates to amortization on acquisition intangibles.
Historical figures
FYE June 30 2007 2008 2009 2010 2011 LTM  3/31/12
Revenue $158.6 $183.9 $179.9 $129.9 $157.2 $171.5
% growth 5.2% 16.0% (2.2%) (27.8%) 21.1% 15.3%
Contribution margin $38.0 $47.1 $46.1 $30.3 $37.7 $42.8
% of revenue 24.0% 25.6% 25.7% 23.3% 24.0% 25.0%
EBITDA $18.0 $23.3 $22.5 $8.7 $15.4 $16.6
% margin 11.3% 12.7% 12.5% 6.7% 9.8% 9.7%
Less: Depreciation $3.7 $4.0 $4.4 $4.4 $4.4 $4.5
EBITA $14.3 $19.3 $18.1 $4.3 $11.0 $12.1
% margin 9.0% 10.5% 10.0% 3.3% 7.0% 7.1%
Less: Amortization
(1)
$0.2 $4.3 $3.5 $3.5 $3.4 $3.4
EBIT $14.1 $15.0 $14.5 $0.8 $7.5 $8.7
% margin 8.9% 8.2% 8.1% 0.6% 4.8% 5.1%
Capital expenditures $2.7 $14.8 $5.0 $3.6 $1.8 $3.4
% of sales 1.7% 8.0% 2.8% 2.8% 1.1% 2.0%
($ in millions)

Metl-Span EBITDA reconciliation
2007 2008 2009 2010 2011 LTM 3/31/12
Net income $14.4 $16.7 $14.5 $0.5 $5.6 $6.5
Interest expense / (income) (0.2) (0.5) 0.0 – (1.3) (1.1)
Taxes – 2.9 – 0.3 3.2 3.2
Depreciation 3.7 4.0 4.4 4.5 4.4 4.5
Amortization 0.2 0.2 3.5 3.4 3.4 3.4
EBITDA $18.0 $23.3 $22.5 $8.7 $15.4 $16.6
($ in millions)